UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of William W. Harrod as President and Chief Executive Officer; Transition of Michael C. Frederick as President and Chief Executive Officer

On June 30, 2023, William W. Harrod retired as President and Chief Executive Officer of First Capital, Inc (the “Company”). As previously reported, effective July 1, 2023, Michael C. Frederick will transition into the role of President and Chief Executive Officer of the Company. Since March 31, 2023, Mr. Frederick has acted as the President and Chief Executive Officer of First Harrison Bank (the “Bank”). Mr. Frederick previously served as Executive Vice President, Chief Financial Officer, and as a director on the board of the Company. Mr. Frederick has been affiliated with the Bank since June 1990.

Mr. Frederick has (i) no arrangements or understandings with any other person pursuant to which he was appointed as an executive officer, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or an executive officer. Mr. Frederick has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release issued by First Capital, Inc. on June 30, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: June 30, 2023	By:	/s/ Michael C. Frederick
Michael C. Frederick President and Chief Executive Officer